SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant To Section 13 Or 15(D) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2006
MRV COMMUNICATIONS, INC.
(Name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or organization)	06-1340090 (I.R.S. Employer Identification Number)

20415 Nordhoff Street Chatsworth, Ca (Address of principal executive offices)	91311 (Zip Code)
Registrant’s telephone number, including area code: (818) 773-0900
Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition.
On October 25, 2006, registrant made an earnings release announcing registrant’s third quarter 2006 financial results, the text of which is set forth in Exhibit 99.1 attached hereto. All information in the press release is presented as of October 25, 2006, and registrant does not assume any obligation to update such information in the future.
On October 25, 2006, as previously announced, registrant held a teleconference and audio web cast to discuss its third quarter 2006 financial results. The transcript of, and the Financial Highlights Overview and Highlights presented at, this teleconference and web cast is furnished herewith as Exhibit 99.2. All information in the transcript and web cast is presented as of October 25, 2006, and registrant does not assume any obligation to update such information in the future.
The information included in this Item 2.02, as well as Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01. Other Events.
On October 25, 2006, MRV publicly announced its unaudited statements of operations for the three and nine months ended September, 2006 and its balance sheets at September 30, 2006. These financial statements, which are included herein as part of Item 8.01 of this Report, follow on pages 4 and 5 of this Report.
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MRV Communications, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2006	2005	2006	2005
		(Unaudited)
Revenue	$89,616	$65,875	$253,843	$192,529
Cost of goods sold	60,962	46,157	172,621	129,414

Gross profit	28,654	19,718	81,222	63,115
Gross margin	32%	30%	32%	33%

Operating costs and expenses:
Product development and engineering	7,331	6,133	20,983	18,951
Selling, general and administrative	20,991	15,762	63,602	52,342
Goodwill impairment	—	—	52	—

Total operating costs and expenses	28,322	21,895	84,637	71,293

Operating income (loss)	332	(2,177)	(3,415)	(8,178)

Interest expense	(819)	(767)	(2,608)	(3,268)
Other income, net	1,646	1,117	3,312	1,833

Income (loss) before taxes	1,159	(1,827)	(2,711)	(9,613)
Provision for taxes	943	1,317	3,397	4,111

Net income (loss) (1)	$216	$(3,144)	$(6,108)	$(13,724)

Net Income (loss) per share:
Basic	$0.00	$(0.03)	$(0.05)	$(0.13)
Diluted	$0.00	$(0.03)	$(0.05)	$(0.13)
Weighted average number of shares:
Basic	125,202	104,437	119,394	104,312

Diluted	126,365	104,437	119,394	104,312

(1)	Net income (loss) for the three and nine months ended September 30, 2006 included share-based compensation expense related to employee stock options of $862,000 and $2.5 million, respectively, under SFAS 123(R). Net loss for nine months ended September 30, 2005 included share-based compensation expense under SFAS 123 of $162,000. There was no share-based compensation expense for the three months ended September 30, 2005.

MRV Communications, Inc.
Balance Sheets
(In thousands)

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$81,177	$67,984
Short-term marketable securities	34,809	—
Time deposits	773	1,475
Accounts receivable, net	87,513	92,466
Inventories	70,399	42,216
Deferred income taxes	873	873
Other current assets	11,374	7,828

Total current assets	286,918	212,842
Property and equipment, net	14,042	14,065
Goodwill	35,251	33,656
Deferred income taxes	136	136
Other assets	4,605	4,478

	$340,952	$265,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term obligations	$23,352	$30,378
Accounts payable	52,796	45,372
Accrued liabilities	29,993	29,272
Deferred revenue	6,974	6,076
Other current liabilities	3,651	2,230

Total current liabilities	116,766	113,328
Convertible notes	23,000	23,000
Other long-term liabilities	7,029	6,694
Minority interest	5,192	5,151
Commitments and contingencies
Stockholders’ equity	188,965	117,004

	$340,952	$265,177

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Registrant’s earnings release of October 25, 2006 announcing registrant’s third quarter 2006 (furnished pursuant to Item 2.02)

Exhibit 99.2	The transcript of, and the Financial Highlights Overview and Highlights, presented at, registrant’s teleconference of October 25, 2006 (furnished pursuant to Item 2.02).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: October 30, 2006

MRV COMMUNICATIONS, INC.

By:	/s/ Noam Lotan
Noam Lotan
President and Chief Executive Officer